UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 2, 2016

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2016, Yongke Xue, the Chief Executive Officer and Chairman of the Board of Directors of SkyPeople Fruit Juice, Inc. (the “Company”), resigned from his position as the Chief Executive Officer of the Company and Chairman of the Board of the Directors of the Company (the “Board”). Yongke Xue will remain as a director of the Board. Yongke Xue’s decision to resign was not a result of any disagreement with the Company, the Board or its management on any matter relating to the Company's operations, policies or practices.

On September 2, 2016, the Board appointed Hongke Xue, a current board member of the Company, to serve as the Chief Executive Officer of the Company and Chairman of the Board, effective immediately, to fill the vacancy created by the resignation of Mr. Yongke Xue.

Mr. Hongke Xue, age 44, is a brother of Mr. Yongke Xue, and has served as our Chief Executive Officer from February 18, 2013 to December 24, 2014. Mr. Hongke Xue also serves as the Chairman of the Board of Directors and the Chief Executive Officer of SkyPeople Juice Group Co., Ltd., (“SkyPeople China”) since 2003. Prior to that, Mr. Hongke Xue served as the Chief Executive Officer of Tangshan Fengyuan Metal Products, a sino-foreign joint venture, from March 2002 to March 2003. Prior to that, he served as the general manager of Baoji Industrial Products Co., Ltd., a wholly foreign owned enterprise, from April 2001 to March 2002, and deputy general manager of Shaanxi DePu Industry and Trade Co., Ltd. from October 1997 to April 2001.

Mr. Hongke Xue received a bachelor degree in business management from Lanzhou University of Finance and Economics in July 1995.

As disclosed in our Form 8-K filed with SEC on October 16, 2015, Mr. Yongke Xue and Mr. Hongke Xue, indirectly and beneficially own 80.0% and 9.4%, respectively, of the equity of SkyPeople International Holdings Group Limited (the “Buyer”) and the Buyer entered into a Share Purchase Agreement (the “Agreement”) with the Company on October 16, 2015.

Pursuant to the Agreement, the Company issued and sold to the Buyer, and the Buyer purchased from the Company 5,321,600 shares of common stock (the "Shares") of the Company (the "Transaction"). The purchase price for the Shares is $1.50 per share (the "Purchase Price"). The total purchase price of the Shares was $7,982,400 and was paid by cancellation of the loan from the Buyer to SkyPeople China, an indirectly owned subsidiary of the Company under a loan agreement dated on February 18, 2013, disclosed in the Form 8-K filed with SEC on February 19, 2013 and renewed on February 18, 2014 in its principal amount. The details of the Agreement and Transaction were disclosed in the Form 8-K filed with SEC on October 16, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: September 9, 2016	By:	/s/ Hongke Xue
	Name:	Hongke Xue
	Title:	Chief Executive Officer

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